AMENDMENT TO
NOTE PURCHASE AGREEMENT

THIS AMENDMENT TO NOTE PURCHASE AGREEMENT (this "Amendment") dated as of October 23, 2007, is entered into among Navistar Financial Retail Receivables Corporation (the "Seller"), Navistar Financial Corporation ("Servicer"), May Hawk Funding Corporation, ("KHFC"), as a Conduit Investor, and Bank of America, National Association ("Bank of America"), as Agent, the Administrator and an Alternate Investor.

RECITALS

A. The Seller, the Servicer, KHFC and Bank of America are parties to that certain Note Purchase Agreement, dated as of February 27, 2006 (as amended, supplemented or otherwise modified through the date hereof, the "Agreement").

B. Such parties desire to amend the Agreement as hereafter set forth.

C. NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Amendments to Agreement. By their signatures hereto, each of the parties hereto hereby agrees to the following amendments to the Agreement:

(a) The Agreement is hereby amended by amending and restating

Section 3.01(a)(v) of the Agreement in its entirety to read as follows:

"(v) except for those caused by the failure of NFC and its affiliates to deliver its financial statements and related financial information for the fiscal years ended October 31, 2005 or October 31, 2006, or for fiscal quarters ending January 31, April 30 and July 31 of 2006, or for fiscal quarters ending January 31, April 30 and July 31 of 2007, in each case, prior to December 31, 2007, the Seller (i) is not in violation of its Certificate of Incorporation or By-Laws and (ii) is not in breach or violation of any of the terms or provisions of, or with the giving of notice or lapse of time, or both, would be in default under, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, partnership agreement, or other agreement or instrument to which the Seller is a party or by which it may be bound or to which any of its properties or assets may be subject, except for such violations or defaults that would not have a Material Adverse Effect;"

(b) The Agreement is hereby amended by amending and restating Section

3.01(b)(vi) of the Agreement in its entirety to read as follows:

"(vi ) except for those caused by the failure of NFC and its affiliates to deliver its financial statements and related financial information for the fiscal years ended October 31, 2005 or October 31, 2006, or for fiscal quarters ending January 31, April 30 and July 31 of 2006, or for fiscal quarters ending January 31, April 30 and July 31 of 2007, in each case, prior to December 31, 2007, NFC (i) is not in violation of its Certificate of Incorporation or By-Laws and (ii) is not in breach or violation of any of the terms or provisions of, or with the giving of notice or lapse of time, or both, would be in default under, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, partnership agreement, or other agreement or instrument to which the Seller is a party or by which it may be bound or to which any of its properties or assets may be subject, except for such violations or defaults that would not have a Material Adverse Effect;"

(c)           The Agreement is hereby amended by amending and restating Section

5.02(c) of the Agreement in its entirety to read as follows:

"(c)(1) as soon as available and in any event within (i) 45 days after the end of each of the first three fiscal quarters of any fiscal year and (ii) 120 days after the end of the last fiscal quarter of any fiscal year, copies of the interim or annual, as applicable, financial statements of NFC, prepared in confoiiinty with generally accepted accounting principles consistently applied; provided, however that NFC shall not be required to deliver its financial statements for the fiscal year 2005 or for the fiscal year 2006, for the fiscal quarters ending January 31, April 30 and July 31 of 2006, or for the fiscal quarters ending January 31, April 30 and July 31 of 2007 until the earlier to occur of December 31, 2007 and five (5) Business Days after the filing thereof with the SEC and (2) as soon as available and in any event within 30 days after the end of each month, the monthly management financial reports required to be delivered pursuant to the Amended and Restated Credit Agreement dated as of July 1, 2005, and the Third Waiver and Consent, dated as of November 20, 2006, among the Servicer and Bank of America, among others; provided, however, that such reporting shall not be required so long as the Servicer's parent has filed all reports with the Securities and Exchange Commission required pursuant to Section 13 of the Exchange Act; and"

2. Waiver. By its signature hereto, each of the parties hereto waives any condition or covenant that has not been satisfied, the breach of any representation or warranty made or deemed made, and any occurrence of an Event of Default, termination event or similar event (in each case, with respect to all of the foregoing, whether such event is matured or unmatured and collectively referred to herein as a "Default"), under the Agreement, solely to the extent such Default was caused directly by or resulted directly from a breach of any representation or warranty in Section 3.01(a)(xii) or Section 3.01(b)(x) of the Agreement resulting from or arising out of any restatement, in connection with the audit conducted for the fiscal year 2005 or the fiscal year 2006, of any financial statements of NFC or any of its affiliates for any period ending on or before the expiration of the waiver contemplated herein, or any reports, financial statements, certificates or other information containing similar or derived information therefrom with respect to such periods. Each party (other than NFC and the Seller) hereto hereby expressly reserves, and nothing herein shall be construed as a waiver of NFC's failure to comply with Sections 3.01(a)(v), 3.01(b)(vi) and 5.02(c), as amended hereby, or any Servicer Default occurring as a result of NFC's failure to deliver the reports referred to in the immediately preceding sentence on or before the earlier of (i) five (5) Business Days after the filing thereof with the SEC and (ii) December 31, 2007.

3. Representations and Warranties. The Seller hereby represents and warrants to KHFC and Bank of America that, after giving effect to this Amendment, no Event of Default has occurred and is now continuing, and NFC hereby represents and warrants that, after giving effect to this Amendment, no Event of Default or Servicer Default has occurred and is now continuing.

4. Effect of Amendment. All provisions of the Agreement, as extended by this Amendment, remain in full force and effect. After this Amendment becomes effective, all references in the Agreement to "this Agreement", "hereof', "herein" or words of similar effect referring to the Agreement in the Agreement or in any other document relating to the Seller's securitization program shall be deemed to be references to the Agreement as extended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as set forth herein.

5. Conditions Precedent. The effectiveness of this Amendment is subject to the receipt of the fee specified in the fee letter, dated as of the date hereof.

6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to any otherwise applicable principles of conflicts of law.

8.            Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Agreement or any provision hereof or thereof.

[signatures on next page]

WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

NAVISTAR FINANCIAL RETAIL RECEIVABLES CORPORATION, as Seller

By:     /s/ JOHN V. MULVANEY, SR.
Name:      John V. Mulvaney, Sr.
Title:        V.P., CFO & Treasurer

NAVISTAR FINANCIAL CORPORATION, as Servicer

By:   /s/ JOHN V. MULVANEY, SR.
Name:    John V. Mulvaney, Sr.
Title:      V.P., CFO & Treasurer

KITTY HAWK FUNDING CORPORATION, as a Conduit Investor

By:    /s/ PHILLIP A. MARTONE
Name:     Phillip A. Martone
Title:       Vice President

BANK OF AMERICA, NATIONAL ASSOCIATION, as Agent,
Administrator and as an Alternate Investor

By:  /s/  WILLEM VAN BEEK
Name:    Willem Van Beek
Title:      Principal